                                                                      Exhibit 12

                          MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)


                                                     Twenty-four
                                                     weeks ended
                                                    June 18, 1999
                                                    -------------
Income before income taxes                               $343
Loss/(income) related to equity method investees            1
                                                         ----
                                                          344

Add/(deduct):
  Fixed charges                                            65
  Interest capitalized                                    (15)
                                                         ----
Earnings available for fixed charges                     $394
                                                         ====

Fixed charges:
  Interest expensed and capitalized (1)                  $ 37
  Estimate of the interest within rent expense             28
                                                         ----
Total fixed charges                                      $ 65
                                                         ====

Ratio of earnings to fixed charges                        6.1
                                                         ====

(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.